UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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WeWork Inc.
(Name of Registrant as Specified In Its Charter)
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WeWork Inc.
Supplement to Proxy Statement dated May 18, 2023
For the Annual Meeting of Stockholders
To be Held on June 12, 2023
Withdrawal of Director Nominee
This proxy statement supplement, dated May 18, 2023 (the “Supplement”), provides updated information with respect to the 2023 Annual Meeting of Stockholders of WeWork Inc. (the “Company”) to be held on June 12, 2023 (the “Annual Meeting”).
On or about May 1, 2023, the Company commenced mailing to its stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), through which the Company is providing to its stockholders access to its proxy materials, including the Notice of the Annual Meeting and the Definitive Proxy Statement for the Annual Meeting (the “Proxy Statement”). This Supplement describes a recent change in the proposed nominees for election to the Board of Directors (the “Board”) of the Company and replaces and supersedes any inconsistent information set forth in the Proxy Statement.
As described in greater detail in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2023 (the “8-K Report”), Mr. Sandeep Mathrani notified the Company of his intention to resign from his position as Chief Executive Officer (“CEO”) of the Company and as Chairman and a member of the Board, in each case, effective May 26, 2023. Accordingly, Mr. Mathrani will not stand for re-election to the Board at the Annual Meeting. As a result, Mr. Mathrani’s name has been withdrawn from nomination for re-election to the Board. Also as described in greater detail in the 8-K Report, the Board appointed David Tolley as the Company’s interim CEO and Daniel Hurwitz as Chairman of the Board, in each case, effective May 26, 2023. In order to comply with New York Stock Exchange (the “NYSE”) rules, the Board appointed Mr. Hurwitz to the Company’s Nominating and Corporate Governance Committee to replace Mr. Tolley (as Mr. Tolley will no longer be independent under NYSE rules), in each case, effective May 26, 2023. In connection with his appointment to interim CEO, the Board approved a compensation package for Mr. Tolley as described in the 8-K Report.
The remaining nominees named in the Proxy Statement will continue to stand for re-election at the Annual Meeting, including Mr. Tolley. Notwithstanding Mr. Mathrani’s withdrawal as a nominee for re-election to the Board, the Notice of Internet Availability and the proxy card made available with the Notice of the Annual Meeting remain valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the remaining seven nominees named in the Proxy Statement, and instruction to vote for Mr. Mathrani will be disregarded. If you have already submitted your proxy or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already submitted by stockholders will remain valid and will be voted at the Annual Meeting, unless changed or revoked as described on page 86 of the Proxy Statement. None of the other agenda items to be acted upon at the Annual Meeting, which are described in the Proxy Statement, are affected by this Supplement.